UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

INVESCO SENIOR INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Proxy Voting Information

Annual Meeting of Shareholders of Invesco Senior Income Trust

August 23, 2019 at 2:00 p.m. Central Daylight Time

Proxy statements were mailed on or about July 8, 2019 to shareholders of record as of the close of business on May 13, 2019 for the fund listed below. The purpose of the proxy statement is to elect certain trustees to the Board of Trustees. The proxy statement contains information about the proposals for which votes or voting instructions have been solicited. You can also access the fund’s proxy statement, common questions regarding the proposals, and the fund’s annual report by clicking on the link below.

Invesco Senior Income Trust (VVR)

How to vote

You may cast your vote by any of the following methods. However you choose to vote, it is important that you vote now to save the expense of additional solicitations.

By Internet

You may cast your vote online by logging onto the website listed on your proxy card.

Enter the control number listed on the proxy card you received in the mail and follow the instructions on the web site.

		By Telephone	Call the toll-free number listed on your proxy card. Enter the control number listed on the proxy card and follow the recorded instructions.

By Mail	Complete and sign the proxy card and return it in the postage-paid envelope provided in the shareholder mailing.	In Person	Please notify Invesco at (800) 952-3502 if you plan to attend the shareholder meeting.

If you have any questions...

If you have questions about your proxy statement or the voting process, please contact your financial consultant or call Invesco toll-free at (800) 341-2929, option 2 any business day between 7:30 a.m. and 4:30 p.m. CT.

If we have not received your proxy card after a reasonable amount of time, a representative from our proxy solicitation firm, AST Fund Solutions, LLC, may contact you to remind you to exercise your right to vote.

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Proxy Information by Fund

Annual Meeting of Shareholders of Invesco Senior Income Trust which will be held on August 23, 2019 at 2:00 p.m. Central Daylight Time

Invesco Senior Income Trust (VVR)

1.  Please read the proxy statement in full. (PDF)

2.  Access some typical questions that shareholders may have regarding the proxy statement. (PDF)

3.  You may cast your vote by visiting the Website listed on your proxy card. Have your proxy card in hand and follow the instructions given on the Website.

Additional fund materials:

•  Annual Report

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Thank you for calling Invesco.

If you have questions regarding the Annual Shareholder Meeting for Invesco Senior Income Trust taking place on August 23, 2019, Press 1.

If you plan to attend the Annual Shareholder Meeting for Invesco Senior Income Trust, Press 2.

OPTION 1	You are now being routed to the Client Services phone queue. [Internal note, they will be routed to ext. 2326]

OPTION 2	Thank you for planning to attend the upcoming Annual Shareholder Meeting for Invesco Senior Income Trust, which has been adjourned until 2:00 p.m. Central Daylight Time on August 23, 2019.

Please press 1 then state your full name and the number of persons that will be attending the meeting.